Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces Solid Third Quarter 2015 Earnings

Executive Snapshot:

•	Continued solid financial results:
o	Net income for the third quarter of 2015 compared to the same period in 2014:
▪	Net income of $10.6 million in third quarter of 2015 compared to $10.7 million in third quarter of 2014
▪	Operating expenses increased $1.3 million in the third quarter of 2015 compared to the third quarter of 2014
▪	Return on average assets (ROA) of 0.88%
▪	Return on average equity (ROE) of 10.35%
▪	Efficiency ratio of 56.04%

•	Asset quality improvement:
o	Asset quality measures continued to improve compared to both the third quarter of 2014 and the second quarter of 2015
o	Nonperforming assets (NPAs) fell by $5.7 million when compared to September 30, 2014.
o	NPAs to total assets improved from 0.95% to 0.80% when compared to September 30, 2014.
o	Quarterly net chargeoffs declined to 0.15% of average loans on an annualized basis, compared to 0.20% for the third quarter of 2014.

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average deposits per branch grew $751 thousand from September 30, 2014 to September 30, 2015 on a same store basis
o	Average core deposits were $103 million higher in the third quarter of 2015 compared to the third quarter of 2014

•	Loan portfolio reaches all-time high:
o	Average loans were up $218 million for the third quarter of 2015 compared to third quarter of 2014
o	At $3.28 billion as of September 30, 2015, loans reached an all-time high

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FOR IMMEDIATE RELEASE:

TrustCo Announces Solid Third Quarter 2015 Earnings

Glenville, New York – October 21, 2015

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that third quarter of 2015 net income was $10.6 million compared to $10.7 million for the third quarter of 2014.  Despite added operating costs during the third quarter in response to recent regulatory concerns, net income for the quarter was virtually unchanged.

TrustCo saw continued strong loan growth in the third quarter of 2015.  Loan portfolio expansion was funded by utilization of a portion of the cash flow from the Bank’s investment portfolio.  The rate of growth in average core deposits exceeded the growth rate of total deposit and cash management accounts, which are significantly more costly than core deposits.  The continued shift toward loans helped offset the margin impact from continued comparatively low yields on cash and investments.  TrustCo’s strong liquidity position continues to allow the Company to take advantage of opportunities when interest rate conditions change.

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased with the continued improvement in our asset quality during both the third quarter and over the last year. Our long-term focus on traditional lending criteria and conservative balance sheet management has enabled us to maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.”

Mr. McCormick also noted, “We consider our third quarter 2015 results to be solid as we were able to report roughly flat net income despite increased operating costs in response to regulatory concerns.  As we noted in our second quarter earnings press release and related SEC filings, we anticipated higher expenses to fulfill operating and regulatory requirements.  We have taken aggressive action to meet these requirements, resulting in added costs in the third quarter.  While some of these costs will be recurring, others will diminish over time.  In terms of our core business, we continue to make solid progress, adding customer relationships which ultimately position our business well for the future.  Our highly liquid balance sheet continues to allow us to fund our loan growth without having to overpay for deposits.  We look forward to the balance of 2015 and 2016 with optimism.  We will continue taking advantage of opportunities as they are presented.”

For the third quarter of 2015, return on average assets and return on average equity were 0.88% and 10.35%, respectively, compared to 0.92% and 10.96% for the third quarter of 2014.  Reported diluted earnings per share were $0.111 for the third quarter of 2015, compared to $0.113 for the third quarter of 2014.

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For the first nine months of 2015, core diluted net income per share was $0.336, compared to $0.326 for the first nine months of 2014.  GAAP diluted net income per share was $0.337 for the first nine months of 2015, compared to $0.354 for the first nine months of 2014.  Return on average assets and equity were 0.91% and 10.64% for the first nine months of 2015, compared to 0.98% and 11.84% for the first nine months of 2014, all on a GAAP basis.  Non-GAAP measures are defined on pages 13 and 14.

Average loans were up $218.1 million or 7.2% in the third quarter of 2015, over the same period in 2014.  Average deposits were up $144.7 million or 3.6% for the third quarter of 2015 over the same period a year earlier.  Most of the increase in deposits came from core deposit accounts.  Average core deposits increased $103.3 million from the third quarter of 2014 to the third quarter of 2015.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.

“While some banks have backed away from branches, a customer friendly branch franchise continues to be the key to our long term plans.  We continue to make significant progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.

At September 30, 2015, our average branch size was $28.1 million.  On a same store basis, our average deposits per branch grew by $751 thousand from September 30, 2014 to September 30, 2015.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and the allowance for loan losses coverage of nonperforming loans (NPLs) improved from both September 30, 2014 and June 30, 2015 to September 30, 2015.  NPLs declined to $31.9 million at September 30, 2015, compared to $37.1 million at September 30, 2014 and $32.5 million at June 30, 2015.  NPLs were equal to 0.97% of total loans at September 30, 2015, compared to 1.20% a year earlier and 1.00% at June 30, 2015.  The coverage ratio, or allowance for loan losses to NPLs, was 141.4% at September 30, 2015, compared to 140.3% at June 30, 2015 and 125.3% at September 30, 2014.  Nonperforming assets (NPAs) declined to $37.8 million at September 30, 2015 from $38.6 million at June 30, 2015 and $43.6 million at September 30, 2014.  Overall, virtually every asset quality indicator improved during the third quarter of 2015 relative to the second quarter of 2015 and the third quarter of 2014.  The ratio of loan loss allowance to total loans was 1.38% as of September 30, 2015, compared to 1.41% at June 30, 2015 and to 1.51% at September 30, 2014 and reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $45.1 million at September 30, 2015 compared to $45.6 million at June 30, 2015 and $46.5 million at September 30, 2014.

The net interest margin for the third quarter of 2015 was 3.08% compared to 3.07% in the second quarter of 2015 and 3.16% in the third quarter of 2014.

Page | 3

At September 30, 2015 the tangible equity ratio was 8.71% compared to 8.48% at June 30, 2015 and 8.49% at September 30, 2014.  The equity to asset ratio was 8.72% at September 30, 2015, compared to 8.49% at June 30, 2015 and 8.50% at September 30, 2014.  Tangible book value per share at September 30, 2015 was $4.33 compared to $4.10 a year earlier and GAAP book value per share was $4.33 and $4.11, respectively.  Non-GAAP measures are defined on pages 13 and 14.

TrustCo Bank Corp NY is a $4.7 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 146 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at September 30, 2015.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss third quarter 2015 results will be held at 9:00 a.m. Eastern Time on October 22, 2015.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10074396. The call will also be audio webcast at: http://services.choruscall.com/links/trst151022.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2015 and for the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

Page | 4

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	09/30/15		06/30/15	09/30/14
Summary of operations
Net interest income (TE)	$36,069		35,690	35,676
Provision for loan losses	800		800	1,100
Net securities transactions	-		-	376
Noninterest income, excluding net securities transactions	4,365		4,454	4,514
Noninterest expense	23,464		22,131	22,192
Net income	10,616		10,727	10,714

Per common share
Net income per share:
- Basic	$0.112		0.113	0.113
- Diluted	0.111		0.113	0.113
Cash dividends	0.066		0.066	0.066
Tangible Book value at period end	4.33		4.23	4.10
Market price at period end	5.84		7.03	6.44

At period end
Full time equivalent employees	778		760	733
Full service banking offices	146		146	143

Performance ratios
Return on average assets	0.88%		0.91	0.92
Return on average equity	10.35		10.66	10.96
Efficiency (1)	56.04		54.71	52.73
Net interest spread (TE)	3.02		3.01	3.11
Net interest margin (TE)	3.08		3.07	3.16
Dividend payout ratio	58.82		58.15	58.05

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.71		8.48	8.49

Asset quality analysis at period end
Nonperforming loans to total loans	0.97		1.00	1.20
Nonperforming assets to total assets	0.80		0.81	0.95
Allowance for loan losses to total loans	1.38		1.41	1.51
Coverage ratio (3)	1.4	x	1.4	1.3

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, the net gain on sale of building, and the net sale of nonperforming loans).

(2)	The tangible equity ratio excludes $553 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	09/30/15	09/30/14
Summary of operations
Net interest income (TE)	$106,944	105,890
Provision for loan losses	2,400	4,100
Net securities transactions	249	382
Noninterest income	13,193	14,772
Noninterest expense	67,452	62,430
Net income	32,058	33,533

Per common share
Net income per share:
- Basic	$0.337	0.354
- Diluted	0.337	0.354
Cash dividends	0.197	0.197
Tangible Book value at period end	4.33	4.10
Market price at period end	5.84	6.44

Performance ratios
Return on average assets	0.91%	0.98
Return on average equity	10.64	11.84
Efficiency (1)	54.98	52.35
Net interest spread (TE)	3.01	3.09
Net interest margin (TE)	3.08	3.15
Dividend payout ratio	58.36	55.58

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).

TE = Taxable equivalent.

Page | 6

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Interest and dividend income:
Interest and fees on loans	$35,631	35,343	34,983	35,051	34,421
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	584	366	212	233	297
State and political subdivisions	23	23	25	29	38
Mortgage-backed securities and collateralized mortgage obligations-residential	2,230	2,276	2,393	2,733	3,040
Corporate bonds	-	-	1	2	2
Small Business Administration-guaranteed participation securities	497	503	522	524	535
Mortgage-backed securities and collateralized mortgage obligations-commercial	37	38	37	37	38
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	3,375	3,210	3,194	3,562	3,954

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	461	480	478	512	545
Corporate bonds	153	154	154	154	153
Total interest on held to maturity securities	614	634	632	666	698

Federal Reserve Bank and Federal Home Loan Bank stock	113	118	116	123	127

Interest on federal funds sold and other short-term investments	408	423	400	363	374
Total interest income	40,141	39,728	39,325	39,765	39,574

Interest expense:
Interest on deposits:
Interest-bearing checking	117	111	105	98	94
Savings	603	599	658	663	644
Money market deposit accounts	537	547	617	634	648
Time deposits	2,544	2,500	2,434	2,366	2,213
Interest on short-term borrowings	290	300	346	335	327
Total interest expense	4,091	4,057	4,160	4,096	3,926

Net interest income	36,050	35,671	35,165	35,669	35,648

Provision for loan losses	800	800	800	1,000	1,100
Net interest income after provision for loan losses	35,250	34,871	34,365	34,669	34,548

Noninterest income:
Trustco Financial Services income	1,351	1,478	1,653	1,451	1,471
Fees for services to customers	2,770	2,691	2,524	2,753	2,838
Net gain on securities transactions	-	-	249	335	376
Other	244	285	197	213	205
Total noninterest income	4,365	4,454	4,623	4,752	4,890

Noninterest expenses:
Salaries and employee benefits	7,834	8,164	8,481	9,003	8,272
Net occupancy expense	3,929	3,878	4,108	3,869	4,013
Equipment expense	1,596	1,803	1,942	1,919	1,725
Professional services	2,238	2,066	1,507	1,536	1,547
Outsourced services	1,425	1,425	1,425	1,225	1,375
Advertising expense	668	733	600	602	629
FDIC and other insurance	2,202	1,017	1,065	949	1,054
Other real estate expense, net	806	201	424	841	1,001
Other	2,766	2,844	2,305	2,296	2,576
Total noninterest expenses	23,464	22,131	21,857	22,240	22,192

Income before taxes	16,151	17,194	17,131	17,181	17,246
Income taxes	5,535	6,467	6,416	6,521	6,532

Net income	$10,616	10,727	10,715	10,660	10,714
Net income per common share:
- Basic	$0.112	0.113	0.113	0.113	0.113

- Diluted	0.111	0.113	0.113	0.112	0.113

Average basic shares (in thousands)	95,149	95,056	94,947	94,681	94,628
Average diluted shares (in thousands)	95,234	95,190	95,074	94,813	94,752

Note: Taxable equivalent net interest income	$36,069	35,690	35,185	35,693	35,676

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	9/30/2015	9/30/2014

Interest and dividend income:
Interest and fees on loans	$105,957	100,909
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,162	1,184
State and political subdivisions	71	150
Mortgage-backed securities and collateralized mortgage obligations-residential	6,899	9,417
Corporate bonds	1	63
Small Business Administration-guaranteed participation securities	1,522	1,630
Mortgage-backed securities and collateralized mortgage obligations-commercial	112	114
Other securities	12	12
Total interest and dividends on securities available for sale	9,779	12,570

Interest on held to maturity securities:
Mortgage-backed securities-residential	1,419	1,747
Corporate bonds	461	461
Total interest on held to maturity securities	1,880	2,208

Federal Reserve Bank and Federal Home Loan Bank stock	347	388

Interest on federal funds sold and other short-term investments	1,231	1,101
Total interest income	119,194	117,176

Interest expense:
Interest on deposits:
Interest-bearing checking	333	267
Savings	1,860	1,999
Money market deposit accounts	1,701	1,865
Time deposits	7,478	6,199
Interest on short-term borrowings	936	1,062
Total interest expense	12,308	11,392

Net interest income	106,886	105,784

Provision for loan losses	2,400	4,100
Net interest income after provision for loan losses	104,486	101,684

Noninterest income:
Trust department income	4,482	4,386
Fees for services to customers	7,985	8,091
Net gain on securities transactions	249	382
Other	726	2,295
Total noninterest income	13,442	15,154

Noninterest expenses:
Salaries and employee benefits	24,479	23,876
Net occupancy expense	11,915	12,382
Equipment expense	5,341	5,300
Professional services	5,811	4,271
Outsourced services	4,275	4,125
Advertising expense	2,001	1,885
FDIC and other insurance	4,284	2,958
Other real estate expense, net	1,431	168
Other	7,915	7,465
Total noninterest expenses	67,452	62,430

Income before taxes	50,476	54,408
Income taxes	18,418	20,875

Net income	$32,058	33,533

Net income per Common Share:
- Basic	$0.337	0.354

- Diluted	0.337	0.354

Average basic shares (thousands)	95,051	94,562
Average diluted shares (thousands)	95,167	94,685

Note: Taxable equivalent net interest income	$106,944	105,890

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
ASSETS:

Cash and due from banks	$42,560	37,574	44,853	43,505	43,724
Federal funds sold and other short term investments	655,512	641,011	705,273	627,943	586,931
Total cash and cash equivalents	698,072	678,585	750,126	671,448	630,655

Securities available for sale:
U. S. government sponsored enterprises	103,492	152,082	108,248	77,800	83,087
States and political subdivisions	1,963	1,969	1,974	2,271	2,769
Mortgage-backed securities and collateralized mortgage obligations-residential	413,878	429,205	445,273	483,560	523,779
Corporate bonds	-	-	1,500	1,500	1,401
Small Business Administration-guaranteed participation securities	94,038	95,323	98,668	100,496	100,491
Mortgage-backed securities and collateralized mortgage obligations-commercial	10,491	10,399	10,503	10,447	10,417
Other securities	685	685	685	685	679
Total securities available for sale	624,547	689,663	666,851	676,759	722,623

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	50,027	53,576	57,296	60,986	64,223
Corporate bonds	9,971	9,967	9,964	9,960	9,956
Total held to maturity securities	59,998	63,543	67,260	70,946	74,179

Federal Reserve Bank and Federal Home Loan Bank stock	9,480	9,480	9,228	9,228	9,228

Loans:
Commercial	208,794	209,399	212,145	223,382	219,825
Residential mortgage loans	2,707,944	2,669,929	2,620,925	2,575,222	2,510,151
Home equity line of credit	356,337	354,946	352,552	352,134	346,496
Installment loans	8,930	8,674	8,003	7,594	6,557
Loans, net of deferred fees and costs	3,282,005	3,242,948	3,193,625	3,158,332	3,083,029
Less:
Allowance for loan losses	45,149	45,571	45,944	46,327	46,512
Net loans	3,236,856	3,197,377	3,147,681	3,112,005	3,036,517

Bank premises and equipment, net	37,506	38,100	38,812	38,565	37,455
Other assets	59,358	64,589	60,698	65,488	71,609

Total assets	$4,725,817	4,741,337	4,740,656	4,644,439	4,582,266

LIABILITIES:
Deposits:
Demand	$354,162	355,783	347,315	331,425	327,527
Interest-bearing checking	719,071	713,001	696,137	682,210	646,862
Savings accounts	1,237,549	1,250,154	1,237,115	1,216,831	1,215,087
Money market deposit accounts	617,103	633,239	640,368	638,542	655,646
Time deposits	1,168,908	1,185,264	1,196,233	1,163,233	1,139,919
Total deposits	4,096,793	4,137,441	4,117,168	4,032,241	3,985,041

Short-term borrowings	184,405	170,750	194,738	189,116	179,957
Accrued expenses and other liabilities	32,327	30,687	28,274	29,638	27,781

Total liabilities	4,313,525	4,338,878	4,340,180	4,250,995	4,192,779

SHAREHOLDERS' EQUITY:
Capital stock	98,964	98,964	98,964	98,945	98,942
Surplus	171,788	171,988	172,237	172,353	172,598
Undivided profits	180,093	175,721	171,232	166,745	162,326
Accumulated other comprehensive loss, net of tax	(1,174)	(5,927)	(2,687)	(4,509)	(3,508)
Treasury stock at cost	(37,379)	(38,287)	(39,270)	(40,090)	(40,871)

Total shareholders' equity	412,292	402,459	400,476	393,444	389,487

Total liabilities and shareholders' equity	$4,725,817	4,741,337	4,740,656	4,644,439	4,582,266

Outstanding shares (in thousands)	95,149	95,056	94,956	94,857	94,785

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets

09/30/15	06/30/15	03/31/15	12/31/14	09/30/14
New York and other states*
Loans in nonaccrual status:
Commercial	$3,699	3,263	2,489	3,835	4,226
Real estate mortgage - 1 to 4 family	26,059	27,366	28,215	27,221	29,736
Installment	69	79	77	77	95
Total non-accrual loans	29,827	30,708	30,781	31,133	34,057
Other nonperforming real estate mortgages - 1 to 4 family	50	74	75	125	155
Total nonperforming loans	29,877	30,782	30,856	31,258	34,212
Other real estate owned	5,893	5,833	6,288	5,533	5,238
Total nonperforming assets	$35,770	36,615	37,144	36,791	39,450

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	517
Real estate mortgage - 1 to 4 family	2,054	1,678	2,608	2,740	2,395
Installment	9	10	20	13	1
Total non-accrual loans	2,063	1,688	2,628	2,753	2,913
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,063	1,688	2,628	2,753	2,913
Other real estate owned	-	275	670	908	1,188
Total nonperforming assets	$2,063	1,963	3,298	3,661	4,101

Total
Loans in nonaccrual status:
Commercial	$3,699	3,263	2,489	3,835	4,743
Real estate mortgage - 1 to 4 family	28,113	29,044	30,823	29,961	32,131
Installment	78	89	97	90	96
Total non-accrual loans	31,890	32,396	33,409	33,886	36,970
Other nonperforming real estate mortgages - 1 to 4 family	50	74	75	125	155
Total nonperforming loans	31,940	32,470	33,484	34,011	37,125
Other real estate owned	5,893	6,108	6,958	6,441	6,426
Total nonperforming assets	$37,833	38,578	40,442	40,452	43,551

Quarterly Net Chargeoffs (Recoveries)
09/30/15	06/30/15	03/31/15	12/31/14	09/30/14
New York and other states*
Commercial	$3	50	34	(16)	124
Real estate mortgage - 1 to 4 family	1,159	933	1,004	1,591	1,105
Installment	26	24	37	48	57
Total net chargeoffs	$1,188	1,007	1,075	1,623	1,286

Florida
Commercial	$(3)	(1)	(1)	(476)	(1)
Real estate mortgage - 1 to 4 family	33	167	109	37	242
Installment	4	-	-	1	(4)
Total net chargeoffs	$34	166	108	(438)	237

Total
Commercial	$-	49	33	(492)	123
Real estate mortgage - 1 to 4 family	1,192	1,100	1,113	1,628	1,347
Installment	30	24	37	49	53
Total net chargeoffs	$1,222	1,173	1,183	1,185	1,523

Asset Quality Ratios
09/30/15	06/30/15	03/31/15	12/31/14	09/30/14

Total nonperforming loans(1)	$31,940	32,470	33,484	34,011	37,125
Total nonperforming assets(1)	37,833	38,578	40,442	40,452	43,551
Total net chargeoffs(2)	1,222	1,173	1,183	1,185	1,523

Allowance for loan losses(1)	45,149	45,571	45,944	46,327	46,512

Nonperforming loans to total loans	0.97%	1.00%	1.05%	1.08%	1.20%
Nonperforming assets to total assets	0.80%	0.81%	0.85%	0.87%	0.95%
Allowance for loan losses to total loans	1.38%	1.41%	1.44%	1.47%	1.51%
Coverage ratio(1)	141.4%	140.3%	137.2%	136.2%	125.3%
Annualized net chargeoffs to average loans(2)	0.15%	0.15%	0.15%	0.15%	0.20%
Allowance for loan losses to annualized net chargeoffs(2)	9.3	x	9.7	x	9.6	x	9.8	x	7.6	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended September 30, 2015			Three months ended September 30, 2014
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$157,454	584	1.48%	$93,098	297	1.27%
Mortgage backed securities and collateralized mortgage obligations-residential	425,092	2,230	2.10	569,352	3,040	2.14
State and political subdivisions	1,937	34	7.02	3,307	60	7.26
Corporate bonds	-	-	0.00	1,403	2	0.48
Small Business Administration-guaranteed participation securities	96,109	497	2.07	106,109	535	2.02
Mortgage backed securities and collateralized mortgage obligations-commercial	10,532	37	1.41	10,803	38	1.40
Other	685	4	2.34	685	4	2.34

Total securities available for sale	691,809	3,386	1.96	784,757	3,976	2.03

Federal funds sold and other short-term Investments	652,274	408	0.25	598,318	374	0.25

Held to maturity securities:
Corporate bonds	9,969	153	6.17	9,954	153	6.18
Mortgage backed securities and collateralized mortgage obligations-residential	51,928	461	3.55	66,206	545	3.29

Total held to maturity securities	61,897	614	3.97	76,160	698	3.67

Federal Reserve Bank and Federal Home Loan Bank stock	9,480	113	4.77	9,884	127	5.14

Commercial loans	208,492	2,688	5.15	220,347	2,842	5.16
Residential mortgage loans	2,689,072	29,617	4.41	2,473,857	28,315	4.58
Home equity lines of credit	354,552	3,151	3.53	342,456	3,102	3.59
Installment loans	8,678	183	8.33	6,048	168	11.02

Loans, net of unearned income	3,260,794	35,639	4.37	3,042,708	34,427	4.52

Total interest earning assets	4,676,254	40,160	3.43	4,511,827	39,602	3.51

Allowance for loan losses	(45,829)			(47,115)
Cash & non-interest earning assets	133,241			134,110

Total assets	$4,763,666			$4,598,822

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$727,693	117	0.06%	$650,132	94	0.06%
Money market accounts	623,381	537	0.34	656,935	648	0.39
Savings	1,251,031	603	0.19	1,229,712	644	0.21
Time deposits	1,189,763	2,544	0.85	1,148,419	2,213	0.76

Total interest bearing deposits	3,791,868	3,801	0.40	3,685,198	3,599	0.39
Short-term borrowings	177,230	290	0.65	180,063	327	0.72

Total interest bearing liabilities	3,969,098	4,091	0.41	3,865,261	3,926	0.40

Demand deposits	360,080			322,083
Other liabilities	27,524			23,783
Shareholders' equity	406,964			387,695

Total liabilities and shareholders' equity	$4,763,666			$4,598,822

Net interest income, tax equivalent		36,069			35,676

Net interest spread			3.02%			3.11%

Net interest margin (net interest income to total interest earning assets)			3.08%			3.16%

Tax equivalent adjustment		(19)			(28)

Net interest income		36,050			35,648

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Nine months ended September 30, 2015			Nine months ended September 30, 2014
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$116,824	1,162	1.33%	$124,133	1,184	1.27%
Mortgage backed securities and collateralized mortgage obligations-residential	448,223	6,899	2.05	568,257	9,417	2.21
State and political subdivisions	1,989	108	7.32	4,411	235	7.10
Corporate bonds	813	1	0.16	3,758	63	2.23
Small Business Administration-guaranteed participation securities	98,868	1,522	2.05	108,078	1,630	2.01
Mortgage backed securities and collateralized mortgage obligations-commercial	10,600	112	1.41	10,870	114	1.40
Other	685	12	2.34	670	12	2.39

Total securities available for sale	678,002	9,816	1.93	820,177	12,655	2.06

Federal funds sold and other short-term Investments	662,879	1,231	0.25	593,577	1,101	0.25

Held to maturity securities:
Corporate bonds	9,965	461	6.17	9,950	461	6.18
Mortgage backed securities and collateralized mortgage obligations-residential	55,569	1,419	3.41	70,273	1,747	3.31

Total held to maturity securities	65,534	1,880	3.83	80,223	2,208	3.67

Federal Reserve Bank and Federal Home Loan Bank stock	9,392	347	4.93	10,438	388	4.96

Commercial loans	212,617	8,194	5.14	221,492	8,481	5.11
Residential mortgage loans	2,644,216	87,946	4.44	2,410,435	82,845	4.59
Home equity lines of credit	353,630	9,304	3.52	341,014	9,102	3.57
Installment loans	8,236	534	8.66	5,825	502	11.52

Loans, net of unearned income	3,218,699	105,978	4.39	2,978,766	100,930	4.52

Total interest earning assets	4,634,506	119,252	3.43	4,483,181	117,282	3.49

Allowance for loan losses	(46,203)			(47,570)
Cash & non-interest earning assets	136,906			133,456

Total assets	$4,725,209			$4,569,067

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$704,323	333	0.06%	$629,542	267	0.06%
Money market accounts	632,143	1,701	0.36	652,886	1,865	0.38
Savings	1,243,544	1,860	0.20	1,231,761	1,999	0.22
Time deposits	1,186,846	7,478	0.84	1,144,164	6,199	0.72

Total interest bearing deposits	3,766,856	11,372	0.40	3,658,353	10,330	0.38
Short-term borrowings	184,079	936	0.68	190,599	1,062	0.74

Total interest bearing liabilities	3,950,935	12,308	0.42	3,848,952	11,392	0.40

Demand deposits	344,606			318,306
Other liabilities	26,689			23,074
Shareholders' equity	402,979			378,735

Total liabilities and shareholders' equity	$4,725,209			$4,569,067

Net interest income, tax equivalent		106,944			105,890

Net interest spread			3.01%			3.09%

Net interest margin (net interest income to total interest earning assets)			3.08%			3.15%

Tax equivalent adjustment		(58)			(106)

Net interest income		106,886			105,784

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of a building, nonperforming loans and securities from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

Core net income (“core earnings”) and core net income (“core earnings”) per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate core earnings by excluding the net after-tax gain on the sale of the proposed Florida operations building, the net after-tax gain on an significant sale of an ORE property and net after-tax gains on the sale of non-performing loans from net income and from net income per share.  We believe that this provides a reasonable measure of core net income (earnings).

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	09/30/15	06/30/15	09/30/14
Tangible Book Value Per Share

Equity	$412,292	402,459	389,487
Less: Intangible assets	553	553	553
Tangible equity	411,739	401,906	388,934

Shares outstanding	95,149	95,056	94,785
Tangible book value per share	4.33	4.23	4.10
Book value per share	4.33	4.23	4.11

Tangible Equity to Tangible Assets
Total Assets	4,725,817	4,741,337	4,582,266
Less: Intangible assets	553	553	553
Tangible assets	4,725,264	4,740,784	4,581,713

Tangible Equity to Tangible Assets	8.71%	8.48%	8.49%
Equity to Assets	8.72%	8.49%	8.50%

	3 Months Ended			9 Months Ended
Efficiency Ratio	09/30/15	06/30/15	09/30/14	09/30/15	09/30/14

Net interest income	$36,050	35,671	35,648	106,886	105,784
Taxable equivalent adjustment	19	19	28	58	106
Net interest income (fully taxable equivalent)	36,069	35,690	35,676	106,944	105,890
Non-interest income	4,365	4,454	4,890	13,442	15,154
Less: Net gain on sale of building and nonperforming loans	-	60	-	60	1,719
Less: Net gain on securities	-	-	376	249	382
Revenue used for efficiency ratio	40,434	40,084	40,190	120,077	118,943

Total noninterest expense	23,464	22,131	22,192	67,452	62,430
Less: Other real estate expense, net	806	201	1,001	1,431	168
Expense used for efficiency ratio	22,658	21,930	21,191	66,021	62,262

Efficiency Ratio	56.04%	54.71%	52.73%	54.98%	52.35%

	3 Months Ended			9 Months Ended
Core Net Income	09/30/15	06/30/15	09/30/14	09/30/15	09/30/14

Net income	$10,616	10,727	10,714	32,058	33,533
Less: Gain on sale of building, nonperforming loans, and significant ORE gain, net of tax	-	37	-	37	2,684
Core net income	10,616	10,690	10,714	32,021	30,849

Average basic shares outstanding (in thousands)	95,149	95,056	94,628	95,051	94,562
Average diluted shares outstanding (in thousands)	95,234	95,190	94,752	95,167	94,685

Net income per common share:
- Basic	$0.112	0.113	0.113	0.337	0.355
- Diluted	0.111	0.113	0.113	0.337	0.354

Core net income per common share:

- Basic	$0.112	0.112	0.113	0.337	0.326
- Diluted	0.111	0.112	0.113	0.336	0.326

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